Exhibit 99.1

CERTIFICATE OF DISSOLUTION

OF

THE FINOVA GROUP INC.

(Pursuant to Sections 275 and 303 of the Delaware General Corporation Law)

The FINOVA Group Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), DOES HEREBY CERTIFY:

FIRST: The name of the Corporation is The FINOVA Group Inc.

SECOND: The date the dissolution was authorized was November 16, 2009.

THIRD: The dissolution of the Corporation was duly authorized (i) without the need for approval by the stockholders of the Corporation pursuant to Section 303 of the DGCL because it is adopted in accordance with that certain order issued by the United States Bankruptcy Court for the District of Delaware under Chapter 11 of Title 11 of the United States Code on December 4, 2006, and (ii) by the Board of Directors of the Corporation pursuant to a unanimous written consent in accordance with Sections 275(a) and 141(f) of the DGCL.

FOURTH: That the names and addresses of the directors and officers of the Corporation are as follows:

DIRECTORS

Thomas F. Boland	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

Ian M. Cumming	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

G. Robert Durham	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

Thomas E. Mara	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

R. Gregory Morgan	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

Kenneth R. Smith	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

Joseph S. Steinberg	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

OFFICERS

Thomas E. Mara	Chief Executive Officer	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

Joseph S. Steinberg	President	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

Richard A. Ross	Senior Vice President, Chief Financial Officer and Treasurer	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

Elizabeth A. McAllister	Vice President, Controller – Tax and Secretary	8320 North Hayden Road Suite C112 Scottsdale, AZ 85258

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IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed this 17th day of November, 2009.

THE FINOVA GROUP INC.

By:	/s/ Richard A. Ross
	Name:	Richard A. Ross
	Title:	Senior Vice President, Chief Financial Officer and Treasurer

SIGNATURE PAGE TO THE FINOVA GROUP INC. CERTIFICATE OF DISSOLUTION